SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700 Houston, Texas 77046-0504
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Pogo Producing Company (the “Company”) reports that the South Marsh Island 6 #1 exploratory well did not encounter commercial quantities of hyrdocarbons.  The well drilled to its prospect objective in the Upper Miocene reaching a depth of 19,042 feet.  Accordingly, $14.1 million of the estimated total $20.4 million cost incurred on this well through December 31, 2004 will be expensed to the Company’s 2004 results of operations reducing net income reported on January 25, 2005 for the quarter and year ended December 31, 2004 to $38,313,000 and $261,754,000, respectively.  Basic earnings per share for the quarter and year ended December 31, 2004 will be reduced by $0.14 per share to $0.60 and $4.10, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: February 7, 2005	By:	/s/ Michael J. Killelea
		Name:	Michael J. Killelea
		Title:	Vice President, General Counsel
and Corporate Secretary